UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 29, 2008
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31463 (Commission File No.)	16-1241537 (I.R.S. Employer Identification No.)
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS
     On September 29, 2008, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) announced that effective February 1, 2009, which is the beginning of the Company’s 2009 fiscal year, Joseph M. Schmidt, age 49, currently the Company’s Executive Vice President of Operations and Chief Operating Officer, will assume the role of President and Chief Operating Officer. Prior to serving as Executive Vice President of Operations and Chief Operating Officer, positions he has held since February 2008, Mr. Schmidt served as Company Senior Vice President and Vice President of Store Operations. In addition, effective February 1, 2009, Mr. Edward W. Stack, currently Chairman, Chief Executive Officer and President, will continue as Chairman and Chief Executive Officer.
     There is no family relationship between Mr. Schmidt and any other director or executive officer of the Company, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Schmidt that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: September 29, 2008	By:	/s/ Timothy E. Kullman
		Name:	Timothy E. Kullman
		Title:	Executive Vice President, Finance, Administration and Chief Financial Officer